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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): October 9, 1998


                             QUARTERDECK CORPORATION
             (Exact name of registrant as specified in its charter)

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
           DELAWARE                      0-19207                 95-4320650
(State or Other Jurisdiction of        (Commission            (I.R.S. Employer
 Incorporation or Organization)        File Number)          Identification No.)
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
          13160 MINDANAO WAY
      MARINA DEL REY, CALIFORNIA                                   90292
(Address of Principal Executive Offices)                         (Zip Code)
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       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 309-3700



                                      NONE
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.

     On October 9, 1998, Quarterdeck Corporation (the "Company") entered into a
Conversion and Redemption Agreement and Release (the "Conversion Agreement") with the holders (the "Securityholders") of the Company's Series C Convertible
Preferred Stock (the "Series C Preferred Stock") and/or warrants to purchase shares of Series C Preferred Stock (the "Warrants") to modify the terms of conversion of the Series C Preferred Stock. The Company initially issued the shares of Series C Preferred Stock and the Warrants between September 30, 1997 and November 4, 1997.

     Pursuant to the terms of the Conversion Agreement, the Securityholders have agreed not to convert any shares of Series C Preferred Stock at a conversion price of less than $0.2650 for a period of six months commencing on the effective date of the Conversion Agreement (the "Effective Date"). The
Securityholders and the Company further agreed that, during the first sixty calendar days from the Effective Date, upon conversion of the shares of Series C
Preferred Stock in accordance with the terms of the Company's Certificate of Designations of Series C Convertible Preferred Stock, the Company will issue shares of Common Stock at a conversion price of $0.2650 per share notwithstanding the actual conversion price then in effect.

     The Company has agreed to issue additional shares of Common Stock (or, at the Company's sole election, cash) to each Securityholder, up to an amount equal to five percent of the original purchase price of the shares of Series C
Preferred Stock owned by such Securityholder, but only to the extent that the Securityholder does not realize at least a 50% gross aggregate return upon resale of the shares of Common Stock received upon conversion of such shares of Series C Preferred Stock.

     During the six month period commencing on the Effective Date, the Company shall have the right to repurchase all of the shares of Series C Preferred Stock owned by the Securityholder at a price equal to 110% of the original purchase price. The Company shall provide Securityholders with ten days prior notice that the Company is exercising its repurchase right, during which time the Securityholders may continue to convert their shares of Series C Preferred
Stock. The notice may be made in the form of a press release.

     The Securityholders also agreed that upon a "Sales Event", the Company may, at its election, repurchase the shares of Series C Preferred Stock at a price equal to 110% of its original price or require the Securityholder to convert its shares of Series C Preferred Stock into Common Stock or effect a combination of the foregoing. A "Sales Event" means (i) the sale of all or substantially all of the assets of the Company, (ii) a consolidation or merger of the Company in which the stockholders of the Company immediately prior to the event do not retain a majority of the voting power of the surviving corporation or (iii) the sale of more than 50% of the Common Stock of the Company.

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     A copy of the form of Conversion and Redemption Agreement and Release is filed as an exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

     The following is filed as an exhibit to this Current Report on Form 8-K:

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
     99.1   Form of Conversion and Redemption Agreement and Release dated
            October 9, 1998 between Quarterdeck Corporation and the holders of
            Quarterdeck's Series C Convertible Preferred Stock and/or warrants to purchase shares of Series C Convertible Preferred Stock
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


Dated: October 19, 1998                   QUARTERDECK CORPORATION



                                          By: /s/ Frank R. Greico
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                                              Frank R. Greico
                                              Chief Financial Officer